[Letterhead of The Dai-Ichi Kangyo Bank, Ltd.]



                            CONFIRMATION OF EXTENSION

                                                         April 19, 2000

THE TALBOTS, INC.
175 Beal Street
Hingham, MA  02043


         Re: Revolving Credit Agreement made as of April 14, 1998, between The Talbots, Inc. as borrower, and The Dai-Ichi Kangyo Bank, Limited (the "Agreement")
                  --------------------------------------------------------------

Dear Sirs:

We are pleased to confirm with you the one year extension of the Revolving Credit according to Section 14(j)(i) of the Agreement. The new expiry dated April 17, 2002.

                                             Very truly yours,

                                             THE DAI-ICHI KANGYO BANK, LTD.
                                             NEW YORK BRANCH

                                             TAKASHI HORIE
                                          By:-----------------------------------
                                             Takashi Horie
                                             Senior Vice President
                                             & Department Head

cc:      Mr. Natsuki Kaida
         Jusco (U.S.A.), Inc.